CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Global Equity Fund

We consent to the use of our report dated December 11, 2018, with respect to the financial statements for the Putnam Global Equity Fund, as of October 31, 2018, incorporated herein by reference and to the reference to our firm under the headings “Agreement” in the Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 13, 2019